ADMA Biologics Reports 2012 Third Quarter Results

HACKENSACK, N.J., November 13, 2012 - ADMA Biologics, Inc. (ADMA), a late-stage biotechnology company focused on the development and commercialization of human plasma and plasma-derived therapeutics, today reported financial results for its third quarter ended September 30, 2012.

Third Quarter and Subsequent Highlights

•	Exceeded $1 million of source plasma revenues since inception

•	Completed manufacturing of a clinical product lot of RI-002 (IGIV)

•	Anticipate the submission of an Investigational New Drug (IND) application for Company’s lead product candidate during the fourth quarter of 2012

“We made steady progress in the third quarter toward meeting our objectives,” stated Adam Grossman, President and Chief Executive Officer of ADMA. “Most notably, we increased revenues from our plasma collection operations through our multi-year agreement with Biotest Pharmaceuticals. In addition, we manufactured a lot of RI-002 to be used in our planned clinical studies.”

Financial Results for the Three Months Ended September 30, 2012

Revenue

For the third quarter ended September 30, 2012, ADMA recognized revenues of $0.4 million, compared to $0 for the same period in 2011. Revenue in the third quarter of 2012 was primarily a result of the sales of normal source plasma pursuant to a supply agreement entered into June 2012. The source plasma sales are from material collected at ADMA’s wholly-owned subsidiary, ADMA Bio Centers which is an FDA-licensed plasma collection facility.

Cost of Sales

Cost of sales for the third quarter ended September 30, 2012 was $0.1 million, compared to $0 for the same period in 2011. The cost of sales for the third quarter of 2012 was related to the costs associated with the sale of normal source plasma.

Operating Expenses

Research and development (R&D) expenses for the third quarter ended September 30, 2012 were $1.9 million, compared to $0.1 million for the same period in 2011. R&D increased for the third quarter of 2012 primarily as a result of increased manufacturing, testing and regulatory costs for ADMA’s lead product candidate, RI-002, in preparation for an upcoming Phase III clinical study.

Plasma center operating expenses amounted to $0.5 million for the third quarter ended September 30, 2012 and 2011.

General and administrative (G&A) expenses for the third quarter ended September 30, 2012 were $1.0 million, compared to $0.3 million for the same period in 2011. G&A expenses increased for the third quarter of 2012 primarily as a result of increased compensation and stock-based compensation charges along with increased professional and filing fees as a result of becoming a public company during the first quarter of 2012.

Net Loss

For the third quarter ended September 30, 2012, ADMA’s net loss was $3.2 million, or $(0.70) per share, compared to a net loss of $1.0 million, or $(2.79) per share, in the same period of 2011. The increase in net loss is attributable to an increase in R&D expenses attributed to the manufacturing, testing and regulatory costs of the Company’s lead product candidate and increased G&A expenses relating to increased professional filing fees as a result of becoming a public reporting company during the first quarter of 2012, along with increased compensation and stock-based compensation charges, offset by increased revenues and cost of sales. The increase in the number of shares outstanding resulted from the conversion of preferred stock and notes payable into common stock and the issuance of common stock in connection with the merger and financing in February 2012.

Cash Position and Accounts Receivable

As of September 30, 2012, the Company had cash and cash equivalents of $10.7 million and $0.1 million of accounts receivable.

About ADMA’s lead product candidate

ADMA’s lead product candidate is a plasma-derived, polyclonal, Intravenous Immune Globulin, or IGIV, prepared with high levels of antibodies against respiratory syncytial virus, or RSV. ADMA is pursuing an indication for the use of this IGIV product for treatment of patients diagnosed with primary immunodeficiency disease, or PIDD. Polyclonal antibodies are the primary component of IGIV products. Polyclonal means that the IGIV contains a wide array of antibodies that are obtained from different B-cell resources. PIDD is a disorder that causes a person’s immune system to not function properly. PIDD is caused by hereditary or genetic defects and can affect anyone regardless of age or gender.

About ADMA Biologics, Inc.

ADMA is a late-stage biotechnology company which focuses its efforts on the development and commercialization of human plasma and plasma-derived therapeutics. ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted at niche patient populations with unmet medical needs. In addition, ADMA operates ADMA Bio Centers, a wholly-owned subsidiary which is an FDA-licensed source plasma collection facility located in Norcross, Georgia.
Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning the timing, progress and results of the clinical development, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, and commercialization efforts of the Company's product candidate(s). Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” in Amendment No. 3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2012 and Amendment No. 4 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 10, 2012. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

ADMA BIOLOGICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30, 2012	For the Three Months Ended September 30, 2011	For the Nine Months Ended September 30, 2012	For the Nine Months Ended September 30, 2011

REVENUES	$360,338	$-	$594,834	$-

Cost of sales	144,691	-	288,761	-

Gross profit	215,647	-	306,073	-

OPERATING EXPENSES

Research and development expenses	1,940,637	56,607	2,201,131	443,188

Loss on sale of research and development inventory	-	-	-	1,934,630

Plasma center operating expenses	489,300	450,527	1,327,761	1,191,243

General and administrative expenses	1,034,530	261,030	2,446,043	932,248

TOTAL OPERATING EXPENSES	3,464,467	768,164	5,974,935	4,501,309

LOSS FROM OPERATIONS	(3,248,820)	(768,164)	(5,668,862)	(4,501,309)

OTHER INCOME (EXPENSE), NET	3,073	(212,913)	1,471	(768,130)

LOSS BEFORE INCOME TAXES	(3,245,747)	(981,077)	(5,667,391)	(5,269,439)

State income tax benefit	-	-	617,615	320,765
NET LOSS	$(3,245,747)	$(981,077)	$(5,049,776)	$(4,948,674)

NET LOSS PER SHARE – BASIC AND DILUTED	$(0.70)	$(2.79)	$(1.27)	$(14.08)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	4,654,303	351,535	3,988,005	351,535

CONDENSED BALANCE SHEET INFORMATION:

	September 30, 2012 (Unaudited)	*December 31, 2011
Assets
Cash and cash equivalents	$10,720,397	$87,771
Total Assets	$13,224,826	$2,925,909

Deficit accumulated during the development stage	$(34,857,791)	$(29,808,015)
Total Stockholders’ Equity	$11,607,040	$385,816

*Condensed from audited financial statements

Contacts

ADMA Biologics, Inc.
Adam S. Grossman
President & CEO

Brian Lenz, CPA
Vice President & Chief Financial Officer

201-478-5552

info@admabio.com